As filed with the Securities and Exchange Commission on July 8, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RITA Medical Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3199149
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

46421 Landing Parkway Fremont, CA 94538
(Address of Principal Executive Offices)

2005 Stock and Incentive Plan 2000 Directors' Stock Option Plan 2000 Employee Stock Purchase Plan
(Full Title of the Plans)

Joseph DeVivo President and Chief Executive Officer 46421 Landing Parkway Fremont, CA 94538
(Name and Address of Agent For Service)

(510) 771-0400
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Mark B. Weeks
Heller Ehrman LLP
275 Middlefield Road
Menlo Park, California 94025
Telephone: (650) 324-7000
Facsimile: (650) 324-0638

(Calculation of Registration Fee on Following Page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2005 Stock and Incentive Plan Common Stock, par value $0.001 per share	5,581,080 Shares	$3.06	$17,078,104.80	$3,415.62
2000 Directors' Stock Option Plan Common Stock, par value $0.001 per share	500,000 Shares	$3.06	$1,530,000.00	$306.00
2000 Employee Stock Purchase Plan Common Stock, par value $0.001 per share	650,000 Shares	$3.06	$1,989,000	$397.80
TOTAL	6,731,080 Shares	$3.06	$20,597,104.80	$4,119.42

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on July 5, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by RITA Medical Systems, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(a)
Registrant’s latest Annual Report on Form 10-K for the year ended December 31, 2004, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on March 31, 2005 and amended by Amendment #1 to Form 10-K/A filed on May 2, 2005, which contains audited financial statements for the Registrant's latest fiscal year ended December 31, 2004;

(b)	Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on May 10, 2005;

(c)
Registrant’s Current Reports on Form 8-K filed on January 7, 2005, January 21, 2005, January 31, 2005, February 16, 2005, April 4, 2005, April 7, 2005, April 20, 2005, May 10, 2005, May 24, 2005, May 26, 2005, May 27, 2005, June 9, 2005, June 24, 2005 and July 5, 2005; and

(d)
The description of Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on July 7, 2000, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Registrant's Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Item No.	Description of Item
5.1	Opinion of Heller Ehrman LLP
23.1	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (See page II-4)
99.1	RITA Medical Systems, Inc. 2005 Stock and Incentive Plan
99.2	RITA Medical Systems, Inc. 2000 Directors' Stock Option Plan
99.3	RITA Medical Systems, Inc. 2000 Employee Stock Purchase Plan (Incorporated by reference to the Registrant's registration statement on Form S-1 filed on May 3, 2000 (File No. 333-36160))

Item 9. Undertakings

A.    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on this 8th day of July, 2005.

RITA MEDICAL SYSTEMS, INC.

By:  /s/ Joseph DeVivo

Joseph DeVivo
President and Chief Executive Officer

POWER OF ATTORNEY TO SIGN AMENDMENT

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph DeVivo and Donald Stewart, his attorneys-in-fact and agents, each acting alone, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Joseph DeVivo	President, Chief Executive Officer and Director	July 8, 2005
Joseph DeVivo

/s/Donald Stewart	Chief Financial Officer	July 8, 2005
Donald Stewart	(Principal Financial and Accounting Officer)

/s/Vincent Bucci	Chairman of the Board of Directors	July 8, 2005
Vincent Bucci

/s/James E. Brands	Director	July 8, 2005
James E. Brands

/s/Thomas J. Dugan	Director	July 8, 2005
Thomas J. Dugan

/s/Scott Halsted	Director	July 8, 2005
Scott Halsted

/s/Wesley E. Johnson, Jr.	Director	July 8, 2005
Wesley E. Johnson, Jr.

/s/Randy Lindholm	Director	July 8, 2005
Randy Lindholm

/s/Robert D. Tucker	Director	July 8, 2005
Robert D. Tucker

Index to Exhibits

Item No.	Description of Item

5.1	Opinion of Heller Ehrman LLP
23.1	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (See page II-4)
99.1	RITA Medical Systems, Inc. 2005 Stock and Incentive Plan
99.2	RITA Medical Systems, Inc. 2000 Directors' Stock Option Plan
99.3	RITA Medical Systems, Inc. 2000 Employee Stock Purchase Plan (Incorporated by reference to the Registrant's registration statement on Form S-1 filed on May 3, 2000 (File No. 333-36160))